Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

KBW, Inc. Announces 2008 Fourth Quarter and Full-Year Results

New York, NY – February 11, 2009 – KBW, Inc. (NYSE: KBW), a full-service investment bank that specializes in the financial services sector, today announced a non-GAAP operating net loss of $20.2 million, or $0.65 per diluted share, and $55.3 million, or $1.79 per diluted share, for the quarter and year ended December 31, 2008, respectively.  This compares to non-GAAP operating net income of $5.3 million, or $0.17 per diluted share, and $34.2 million, or $1.08 per diluted share, for the corresponding 2007 periods.  GAAP net loss was $22.1 million, or $0.71 per diluted share, and $62.3 million, or $2.02 per diluted share, for the quarter and year ended December 31, 2008, respectively, compared to GAAP net income of $3.6 million, or $0.11 per diluted share, and $27.3 million, or $0.86 per diluted share, for the corresponding 2007 periods.  See “Non-GAAP Financial Measures” below for a reconciliation of our non-GAAP operating results to our GAAP results.

John G. Duffy, Chairman and Chief Executive Officer, said “The market environment deteriorated materially in the fourth quarter having a negative impact upon all of our businesses and investments. Investment banking revenues and institutional commissions declined as the turmoil in the markets led to a reduced level of transactions and trading activity. The continued deterioration in the credit and equity markets resulted in the reduction in the carrying value of financial assets that we held on our balance sheet. The carrying value of our financial assets was reflected at fair value and the dislocation that occurred in the markets in the quarter resulted in additional significant negative valuation adjustments.  We continue to have very low balance sheet leverage and a strong capital base.”

“We are hopeful that the ultimate path of government intervention in the markets will restore confidence and some sense of normalcy in the markets in the coming quarters.  We continue to believe that we are particularly well situated to capitalize on opportunities as conditions improve.”

Highlights for the quarter ended December 31, 2008 include:

•
Commissions revenue was $39.9 million, a decrease of 13.3% compared to $45.9 million for the fourth quarter of 2007, primarily due to a decline in commissions from European equity securities. Commissions in Europe are determined based on the value of securities traded, which dropped significantly during the quarter.

•
Investment banking revenue was $27.3 million, a decrease of 47.9% compared to $52.4 million for the fourth quarter of 2007. The decrease was due primarily to lower equity capital markets as well as lower M&A and advisory revenues, reflecting lower levels of market activity due to the challenging market environment.

•
Principal transactions, net resulted in a loss of $30.0 million compared to a loss of $4.4 million for the fourth quarter of 2007. The 2008 quarterly loss was primarily due to trust preferred backed collateralized debt obligations (CDO) and related securities valuation adjustments of approximately $23.9 million. The changes in our positions in these trust preferred backed CDO and related securities include:

o
Trust preferred and other capital securities of bank and insurance companies which were carried at an aggregate fair value of approximately $31 million (or 38% of original par value or an unrealized loss of approximately $52 million) at December 31, 2008 as opposed to the carrying value of approximately $35 million (or 42% of original par value or an unrealized loss of approximately $48 million) for this type of security at September 30, 2008.

o
Trust preferred backed CDOs, including PreTSL™ securities, which were carried at an aggregate fair value of approximately $5 million (or 9% of original cost or an unrealized loss of approximately $57 million) at December 31, 2008 compared to the carrying value of approximately $27 million (or 42% of original cost or an unrealized loss of approximately $37 million) at September 30, 2008.

•
Operating compensation and benefits expense on a non-GAAP basis (GAAP compensation and benefits expense adjusted for the 2006 initial public offering restricted stock awards) decreased 29.2% to $46.0 million compared to $65.0 million for the fourth quarter of 2007. GAAP compensation and benefits expense decreased 28.1% to $49.1 million compared to $68.2 million for the fourth quarter of 2007.

•
Non-compensation expenses decreased 2.8% to $29.2 million compared to $30.0 million for the fourth quarter of 2007.  The decrease was primarily due to a decrease in interest expense, partially offset by an increase in other expense, which included higher professional fees.

•	As of December 31, 2008, preliminary stockholders’ equity, which was all tangible, amounted to $396.7 million or approximately 69% of total assets. Preliminary book value per share was $13.30.

Highlights for the year ended December 31, 2008 include:

•	Commissions revenue increased 16.3% to $192.8 million compared to $165.8 million for 2007, primarily due to increases in trading volume levels in 2008.

•
Investment banking revenue was $163.7 million, a decrease of 27.7% compared to $226.5 million for 2007. The decrease was due to lower capital markets revenue, which reflected the absence of a PreTSL™ transaction during 2008 compared with two larger than average PreTSL™ transactions that were completed during the first half of 2007 and lower equity capital markets revenues resulting from lower levels of market activity.

•
Principal transactions, net resulted in a loss of $143.0 million compared to a loss of $7.5 million for 2007.  The change was primarily due to losses on trust preferred backed CDO and related securities of approximately $119.5 million in 2008.

•
Operating compensation and benefits expense on a non-GAAP basis decreased 12.1% to $214.9 million compared to $244.6 million for 2007. GAAP compensation and benefits expense decreased 12.0% to $226.3 million compared to $257.1 million for 2007.

•
Non-compensation expenses decreased 2.6% to $117.9 million compared to $121.1 million for 2007.  The decrease was primarily due to a decrease in interest expense, partially offset by increases in communications and data processing expense and other expense, which includes higher professional fees.

KBW, Inc. expects to file its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on or about March 2, 2009.

Conference Call
A conference call with management discussion of financial results for the fourth quarter and year ended December 31, 2008 will be held today at 9:00 a.m. eastern time, and can be accessed at (866) 713-8567 within U.S. and Canada)/(617) 597-5326 (International) (Code: 79018172). A replay of the call will be available approximately two hours post-call at (888) 286-8010 (within U.S. and Canada)/(617) 801-6888 (International) (Code: 97896757). A live audio webcast and delayed replay will also be available for seven days under "Investor Relations" at http://www.kbw.com.

About KBW
KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, is a full service investment bank specializing in the financial services industry.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements.  In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our annual report on Form 10-K , which is available at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

KBW, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended		Year Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2008	2007	2008	2007
Revenues:
Investment banking	$27,282	$52,387	$163,664	$226,464
Commissions	39,858	45,946	192,752	165,803
Principal transactions, net	(29,989)	(4,386)	(142,962)	(7,520)
Interest and dividend income	4,336	10,068	24,687	37,612
Investment advisory fees	382	493	1,197	1,751
Other	690	854	2,879	3,418

Total revenues	42,559	105,362	242,217	427,528

Expenses:
Compensation and benefits	49,060	68,188	226,311	257,070
Occupancy and equipment	5,252	4,745	19,831	18,722
Communications and data processing	7,111	6,512	27,743	24,283
Brokerage and clearance	5,165	5,550	24,244	22,967
Interest	488	3,459	4,603	14,732
Business development	3,144	4,301	16,115	16,601
Other	8,002	5,431	25,375	23,748
Non-compensation expenses	29,162	29,998	117,911	121,053
Total expenses	78,222	98,186	344,222	378,123
(Loss) / income before income tax (benefit) / expense	(35,663)	7,176	(102,005)	49,405
Income tax (benefit) / expense	(13,551)	3,534	(39,656)	22,113
Net (loss) / income	$(22,112)	$3,642	$(62,349)	$27,292

Earnings per share(*):
Basic	$(0.71)	$0.12	$(2.02)	$0.89
Diluted	$(0.71)	$0.11	$(2.02)	$0.86

Weighted average number of common shares outstanding(*):
Basic	31,021,496	30,704,979	30,838,361	30,654,058
Diluted	31,021,496	31,734,882	30,838,361	31,561,751

(*) In accordance with Statement of Financial Accounting Standards No. 128, basic and diluted common shares outstanding are equal for the three months and year ended December 31, 2008.

Non-GAAP Financial Measures

We have reported in this press release our compensation and benefits expense, (loss) / income before income tax (benefit) / expense, income tax (benefit) / expense, net (loss) / income and basic and diluted (loss) / earnings per share on a non-GAAP basis for the three months and years ended December 31, 2008 and 2007. The non-GAAP amounts exclude compensation expense related to the amortization of IPO restricted stock awards granted in November 2006.  Our management utilizes these non-GAAP calculations in understanding and analyzing our financial results.  Our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that our GAAP measures of compensation and benefits expense, (loss) / income before income tax (benefit) / expense, income tax (benefit) / expense, net (loss) / income and basic and diluted (loss) / earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant restricted stock awards and other share-based compensation in the future. We do not expect to make any such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock awards in connection with our IPO.

The following provides details with respect to reconciling compensation and benefits expense, (loss) / income before income tax (benefit) / expense, income tax (benefit) / expense, net (loss) / income and basic and diluted (loss) / earnings per share on a GAAP basis for the three months and years ended December 31, 2008 and 2007 to the aforementioned captions on a non-GAAP basis in the same respective periods.

(Dollars in thousands, except per share information)
	GAAP	Reconciliation Amount		Non-GAAP
Three Months Ended December 31, 2008
Compensation and benefits expense	$49,060	$(3,067)	(a)	$45,993
(Loss) / income before income tax (benefit) / expense	$(35,663)	$3,067	(a)	$(32,596)
Income tax (benefit) / expense	$(13,551)	$1,153	(b)	$(12,398)
Net (loss) / income	$(22,112)	$1,914	(c)	$(20,198)

Earnings per share (d):
Basic	$(0.71)	$0.06		$(0.65)
Diluted	$(0.71)	$0.06		$(0.65)

Weighted average number of
common shares outstanding (d):
Basic	31,021,496	-	(e)	31,021,496
Diluted	31,021,496	-	(e)	31,021,496

Three Months Ended December 31, 2007
Compensation and benefits expense	$68,188	$(3,219)	(a)	$64,969
Income before income tax expense	$7,176	$3,219	(a)	$10,395
Income tax expense	$3,534	$1,585	(b)	$5,119
Net income	$3,642	$1,634	(c)	$5,276

Earnings per share:
Basic	$0.12	$0.05		$0.17
Diluted	$0.11	$0.06		$0.17

Weighted average number of
common shares outstanding:
Basic	30,704,979	-	(e)	30,704,979
Diluted	31,734,882	-	(e)	31,734,882

Year Ended December 31, 2008
Compensation and benefits expense	$226,311	$(11,456)	(a)	$214,855
(Loss) / income before income tax (benefit) / expense	$(102,005)	$11,456	(a)	$(90,549)
Income tax (benefit) / expense	$(39,656)	$4,454	(b)	$(35,202)
Net (loss) / income	$(62,349)	$7,002	(c)	$(55,347)

Earnings per share (d):
Basic	$(2.02)	$0.23		$(1.79)
Diluted	$(2.02)	$0.23		$(1.79)

Weighted average number of
common shares outstanding (d):
Basic	30,838,361	-	(e)	30,838,361
Diluted	30,838,361	-	(e)	30,838,361

Year Ended December 31, 2007
Compensation and benefits expense	$257,070	$(12,509)	(a)	$244,561
Income before income tax expense	$49,405	$12,509	(a)	$61,914
Income tax expense	$22,113	$5,599	(b)	$27,712
Net income	$27,292	$6,910	(c)	$34,202

Earnings per share:
Basic	$0.89	$0.23		$1.12
Diluted	$0.86	$0.22		$1.08

Weighted average number of
common shares outstanding:
Basic	30,654,058	-	(e)	30,654,058
Diluted	31,561,751	-	(e)	31,561,751

(a)	The non-GAAP adjustment represents the pre-tax expense with respect to the amortization of the IPO restricted stock awards granted to employees in November 2006.
(b)
The non-GAAP adjustment with respect to income tax (benefit) / expense represents the elimination of the tax (benefit) / expense resulting from the amortization of the IPO restricted stock awards in the period.

(c)	The non-GAAP adjustment with respect to net (loss) / income was the after-tax amortization of the IPO restricted stock awards in the period.
(d)	In accordance with Statement of Financial Accounting Standards No. 128, basic and diluted common shares outstanding are equal for the three months and year ended December 31, 2008.
(e)	Both the basic and diluted weighted average number of common shares outstanding were not adjusted.

Further information regarding these non-GAAP financial measures is included in our 2007 annual report on Form 10-K that is filed and available to the public, and our 2008 annual report on Form 10-K, that is to be filed and will be available to the public, at the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov and at our website at http://www.kbw.com. You may also read and copy such reports at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Contacts

Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339
or
Media:
Intermarket Communications
Neil Shapiro, 212-754-5423

Source: KBW, Inc.